SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 20, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Research Frontiers licensee Isoclima S.p.A. is exhibiting (Hall 1.1, Stand 221,) its CromaLite brand of SPD-Smart railway windows at InnoTrans 2012 being held September 18-21, 2012 at the Messe Berlin exhibition grounds in Berlin, Germany.

CromaLite is Isoclima’s SPD-Smart solar control glazing product which enables users to efficiently control the transmitted solar radiation in both the visible and the solar range. Two versions of CromaLite are offered by Isoclima – CromaLite Dark and CromaLite Light. CromaLite Dark can block over 99.5% of incoming visible light, while CromaLite Light offers higher levels of light transmission when fully clear. CromaLite products are tested in accordance with the CENELEC European Standards.

Isoclima is featuring a railway window with multiple segments of its SPD-Smart CromaLite at InnoTrans. These segments provide instantly customizable shading fully controlled by the passenger, and can be operated individually to create the effect of a shade being raised or lowered to precisely control where incoming heat and glare is being blocked by the passenger, or can be operated in tandem to adjust the tint of the entire train window.

“SPD-Smart CromaLite is a wonderful glazing because its light-control properties can be instantly and exactly controlled,” commented Alberto Bertolini, Executive Director of Isoclima. “Passenger comfort is an important need for the railway market and for railway operators to distinguish themselves, and our CromaLite SPD-SmartGlass windows will improve the passenger travel experience, reduce maintenance costs, and save energy by reducing climate control usage.”

InnoTrans 2012 is an international industry showplace focusing on the latest technological innovations for the railway sector. Over 100,000 visitors are expected to attend. More information about InnoTrans 2012 is available from the event website.

About Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) has invested over $86 million to develop SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of 39 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats. Research Frontiers holds approximately 300 patents on SPD-Smart technology worldwide.

Details are noted in the press release attached as an exhibit to this report. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release September 20, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: September 20, 2012